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Exhibit 4.1

QUÉBEC

6.75% GLOBAL NOTES SERIES QC

DUE NOVEMBER 9, 2015

FISCAL AGENCY AGREEMENT

FISCAL AGENCY AGREEMENT

        THIS AGREEMENT, dated as of November 9, 2005,

BETWEEN:	QUÉBEC, as issuer
(the "Issuer"),
AND:	JPMORGAN CHASE BANK, N.A., as fiscal agent, registrar, paying agent, transfer agent and foreign currency exchange agent
(in all such capacities, the "Registrar"),

        WHEREAS pursuant to a terms agreement (the "Terms Agreement"), dated November 1, 2005, between the Issuer and Royal Bank of Canada Europe Limited, The Toronto-Dominion Bank and Deutsche Bank AG, London Branch, as the several Underwriters named therein, which incorporates by reference all of the provisions of the Québec Underwriting Agreement Standard Provisions (Debt Securities), dated November 1, 2005, the Issuer has agreed to create, issue and sell NZ$300,000,000 aggregate principal amount of 6.75% Global Notes Series QC due November 9, 2015 (herein collectively called the "Notes" or, individually, a "Note");

        WHEREAS the sale of the Notes pursuant to the Terms Agreement has taken place as described in a Prospectus Supplement, dated November 1, 2005, which contains a description of the Notes and the clearing and settlement procedures related thereto;

        WHEREAS the Notes are issuable in the form of one or more fully registered global certificates (the "Global Notes") registered in the name of Cede & Co., as nominee of The Depository Trust Company, New York ("DTC"), and held by JPMorgan Chase Bank, N.A., New York, New York, as custodian for DTC (the "Custodian"), with beneficial interests in the Notes represented, with limited exceptions, through book-entry accounts of financial institutions acting on behalf of beneficial owners thereof as direct and indirect participants in DTC;

        WHEREAS beneficial owners of Notes are not, except in limited circumstances described in Section 5, entitled to receive Notes represented by physical certificates or to have Notes registered in their names; and

        WHEREAS all Notes are recorded in a register held by the Registrar (the "Register"), and are registered in the name of Cede & Co., for the benefit of holders of Notes through the Euroclear System ("Euroclear"), Clearstream Banking, société anonyme ("Clearstream, Luxembourg") and DTC (together, the "Clearing Systems");

        NOW THEREFORE it is hereby agreed as follows:

1.     Definitions

        Terms and expressions defined in the terms and conditions of the Notes attached as Schedule B shall have the same meanings when used in this Agreement unless otherwise defined herein or unless the context otherwise requires. "Noteholders" or "holders of Notes" or "holders" or "registered holders" refers to persons entered in the Register as registered holders of Notes.

2.     Appointment

        The Issuer hereby appoints JPMorgan Chase Bank, N.A. as its registrar, fiscal agent, transfer agent and paying agent in respect of the Notes upon and subject to the terms and conditions herein and therein contained, and JPMorgan Chase Bank, N.A. hereby accepts such appointments.

3.     Issue of the Notes

        (1)   The Notes shall be issued in the form of one or more fully registered Global Notes registered in the name of Cede & Co., as nominee of DTC, and shall be executed by the Issuer. The Global Notes will be substantially in the form attached as Schedule A, with such changes as may be agreed between the Issuer and the Registrar. The aggregate principal amount of Notes to be issued and outstanding at any time in the form of the Global Notes or physical certificates (the "Certificated Notes") issued in accordance with Section 5 shall not exceed NZ$300,000,000 except to the extent that Notes are further issued in accordance with Section 18. Forthwith after such execution, the Global Notes shall be delivered to the Registrar and shall be authenticated by the Registrar (or by such other person as the Registrar may appoint for such purpose with the consent of the Issuer), and delivered to or to the order of the Issuer pursuant to a written direction of the Issuer.

        (2)   Beneficial owners of Notes will not, except in the limited circumstances described in Section 5, be entitled to receive Notes represented by Certificated Notes or to have Notes registered in their names and will not be considered holders thereof under this Agreement. The Certificated Notes, if any, will be substantially in the form attached as Schedule A with the appropriate changes thereto, consistent with the provisions of this Agreement, as may be agreed between the Issuer and the Registrar.

        (3)   The Global Notes shall be issued and delivered only to or to the order of DTC or its successor appointed by the Issuer in accordance with Section 5(2). The Global Notes shall be in the principal amount from time to time endorsed thereon. The Registrar shall cause DTC to establish on its book-entry Clearing System an account in the name of the Registrar, as registrar and transfer agent for the Notes (the "Registrar Segregated Account"), for the purpose of facilitating the initial distribution of Notes in accordance with procedures previously agreed to by the Issuer, the Registrar and DTC. The Registrar Segregated Account is maintained exclusively for book-keeping purposes and for purposes of facilitating timely transfers of Notes, and the Registrar shall not be deemed the owner or holder of the Notes recorded therein for any purpose under this Agreement or under the terms of the Notes. The Issuer acknowledges and agrees that the Registrar Segregated Account will be subject to the agreements, rules and procedures from time to time governing DTC participant accounts (collectively, the "DTC Agreements").

        (4)   So long as Cede & Co., as nominee of DTC, is the registered owner of the Global Notes and subject to applicable law, DTC or its nominee, as the case may be, will be considered the sole owner or holder of the Notes represented by the Global Notes for all purposes under this Fiscal Agency Agreement and the Notes. Except as set forth below, owners of beneficial interests in the Global Notes will not be entitled to have the Notes represented by the Global Notes registered in their names, will not receive or be entitled to receive Certificated Notes and will not be considered owners or holders thereof under this Fiscal Agency Agreement or the Notes. Neither the Issuer nor the Registrar will have any responsibility or liability for any aspect of the records of the Clearing Systems relating to or payments made by the Clearing Systems on account of beneficial ownership interests in the Global Notes or for maintaining, supervising or reviewing any records of the Clearing Systems relating to such beneficial ownership interests.

        (5)   All Notes shall be signed (either manually or by facsimile signature) by the Minister of Finance or the Deputy Minister of Finance or any other authorized representative of the Issuer, and shall be authenticated by the Registrar (or by such other person as the Registrar may appoint for such purpose with the consent of the Issuer).

4.     The Register and Transfers

        (1)   The Registrar, as registrar and transfer agent of the Issuer, shall maintain at its principal office in New York a Register for (i) registering and maintaining a record of the holdings of Notes, (ii) ensuring that payments of principal and interest in respect of the Notes received by the Registrar from the Issuer are duly credited to Cede & Co., (iii) registering transfers between holders of Notes, (iv) registering and maintaining a record of holders of Certificated Notes in the event any are issued in the limited circumstances described in Section 5, (v) registering transfers of Certificated Notes in the event any are issued in the limited circumstances described in Section 5 and (vi) registering and maintaining a record of any further issues of Notes pursuant to Section 18 and any subsequent transfers thereof.

        In the event Certificated Notes are issued in exchange for the Global Notes under the limited circumstances described in Section 5, the Registrar shall (i) register and maintain a record of holders of Certificated Notes and (ii) register transfers of Notes among holders of Certificated Notes and between holders of Certificated Notes and participants in DTC, in accordance with such procedures as the Registrar shall deem reasonable upon consultation with the Issuer.

        (2)   The Registrar shall not be required to inquire into, or take any action in respect of, transfers of Notes (i) within Euroclear or Clearstream, Luxembourg or between Euroclear and Clearstream, Luxembourg participants, or (ii) between DTC participants.

        (3)   No service charge shall be payable by the presenter for any registration, registration of transfer or exchange of the Notes provided that the Registrar may require payment by the transferee of a sum sufficient to cover any stamp or other tax or governmental charge in connection therewith.

        (4)   The Register shall at all reasonable times be open for inspection by the Issuer and any agent of the Issuer. In the event of any discrepancy between the principal amount of the Global Notes and the aggregate holdings of Notes by Cede & Co. as shown on the Register, the holdings of Notes as shown on the Register shall prevail.

        (5)   Neither the Issuer nor the Registrar shall be required (i) to register the transfer or exchange of any Notes on any interest payment date or during a period commencing at the close of business of the New York office of the Registrar on the 14th calendar day immediately preceding any such date and ending on such date; (ii) to register the transfer or exchange of any Notes during the period commencing at the close of business of the New York office of the Registrar on the record date of any notice by the Issuer of any Notes to be redeemed or purchased through the date the notice of redemption or purchase is given; or (iii) to register the transfer or exchange of any Notes called for redemption unless upon due presentation thereof such Notes called for redemption shall not be redeemed.

        (6)   Subject to applicable law, the Issuer, the Registrar or any other agents of the Issuer or the Registrar shall not be charged with notice of or be bound to see to the execution of any trust, whether express, implied or constructive, in respect of any Notes and may register the transfer of any Notes on the direction of the holder thereof, whether named as trustee or otherwise, as though that person were the beneficial owner thereof.

5.     Replacements, Exchange and Transfer of the Global Notes and the Certificated Notes

        (1)   The Registrar, or an agent duly authorized by the Registrar, is hereby authorized from time to time in accordance with the provisions of the Notes and of this section to authenticate and deliver:

  (a)
  the Global Notes or the Certificated Notes, as the case may be, in exchange for or in lieu of the Global Notes or the Certificated Notes, as the case may be, outstanding on the Register with the same maturity and of like form which have become mutilated, defaced, destroyed, stolen or lost, provided that the applicant therefor shall have (i) paid such costs as may have been incurred in connection therewith; (ii) surrendered to the Registrar any mutilated or defaced Global Notes or Certificated Notes, as the case may be, to be replaced; and (iii) in the case of lost, stolen or destroyed Global Notes or Certificated Notes, as the case may be, furnished the Registrar with such evidence (including evidence as to the serial number of the Global Notes or the Certificated Notes in question) and indemnity in respect thereof as the Issuer and the Registrar may require;

  (b)
  Certificated Notes in an authorized form and denomination in exchange for a like aggregate principal amount of Certificated Notes; and

  (c)
  upon any registration of a transfer, a new Global Note or, as the case may be, a new Certificated Note shall be issued to the new holder in replacement of the existing Global Note or Certificated Note thus transferred. Such new Global Note or, as the case may be, new Certificated Note, shall be duly authenticated by the Registrar.

        Each new Global Note or Certificated Note authenticated and delivered upon any registration of transfer or exchange for or in lieu of the whole or any part of any Global Note or Certificated Note shall carry all the rights to interest, if any, accrued and unpaid and to accrue which were carried by the whole or such part of such latter Global Note or Certificated Note, and notwithstanding anything to the contrary herein contained, such new Global Note or Certificated Note shall be dated the date of the authentication of such Global Note or Certificated Note.

        (2)   The Issuer will issue or cause to be issued Certificated Notes upon registration of transfer of, or in exchange for, Notes represented by the Global Notes (i) if DTC notifies the Issuer that it is unwilling or unable to continue as depository in connection with the Global Notes or ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, at a time when it is required to be so registered and a successor depository is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; (ii) if the Issuer, in its sole discretion at any time, determines not to have any of the Notes represented by the Global Notes; or (iii) upon request by DTC to the Registrar, acting on direct or indirect instructions of a holder or any beneficial owner of an interest in a Global Note, after an event of default entitling the holder to accelerate the stated maturity of the Global Note has occurred and is continuing, or, if DTC does not promptly make that request, then any beneficial owner of an interest in such Global Note shall be entitled to make such request with respect to such interest. The Issuer shall bear the costs and expenses of printing or preparing any Certificated Notes.

        (3)   Upon any such issuance pursuant to Section 5(2) of the Certificated Notes in exchange for all the Notes represented by the Global Notes, (i) the Issuer shall promptly make available to the Registrar a reasonable supply of Certificated Notes, (ii) DTC shall cause the Global Notes to be delivered to the Registrar and provide the Registrar with the necessary registration information for such Certificated Notes, (iii) the Registrar shall authenticate and deliver such Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes to be exchanged for such Certificated Notes, (iv) the Registrar shall cancel the Global Notes and, in the case of a partial exchange, issue and deliver to or to the order of DTC new Global Notes equal to the unexchanged portion of any such Global Notes partially exchanged for Certificated Notes and (v) the Registrar shall reduce accordingly the holdings of Cede & Co. on the Register. The Registrar shall have at least 30 days from the date of its receipt of Certificated Notes and registration information to authenticate and deliver such Certificated Notes. Such Certificated Notes shall be registered in such names and in such denominations as DTC, pursuant to instructions from direct or indirect participants, shall direct and shall be delivered as directed by the persons in whose names such Certificated Notes are to be registered. All Notes represented by Certificated Notes issued upon any such issuance in exchange for the Notes represented by the Global Notes shall be a valid obligation of the Issuer, shall be entitled to the same benefits under this Agreement as the Global Notes and shall be so exchanged without charge to DTC or the transferee.

        (4)   The Issuer expressly acknowledges that if Certificated Notes are not promptly issued to the owners of beneficial interests in a Global Note in accordance with this Section 5, then an owner of a beneficial interest will be entitled to pursue any remedy under this Agreement, the Global Note or applicable law with respect to the portion of the Global Note representing that owner's interest in the Global Note as if Certificated Notes had been issued.

        (5)   Unless the Global Notes are presented by an authorized representative of DTC to the Issuer, the Registrar or their respective agents for registration of transfer, exchange or payment, and any replacement Global Notes are registered in the name of a nominee of DTC and any payment is made to such nominee, any transfer, pledge or other use of the Global Notes for value or otherwise shall be wrongful since the registered holders of the Global Notes have an interest in the Notes evidenced by the Global Notes.

6.     Paying Agents

        The Registrar shall act as the paying agent for the Issuer in connection with the Notes. The Issuer may appoint any additional paying agents or terminate the appointment of any paying agents. If the Issuer appoints a paying agent in a member state of the European Union, it undertakes to maintain a paying agent that will not be obliged to withhold or deduct tax pursuant to the European Council Directive 2003/48/EC or any law implementing or complying with, or introduced in order to conform to, such Directive.

7.     Payments

        (1)   The Issuer agrees to provide to the Registrar by 10:00 a.m., New York time, in same-day funds, in such coin or currency of New Zealand as at the time of payment is legal tender for payment of public and private debts, to an account to be specified by the Registrar, on the day in which the same shall become due (or, the next succeeding New York Business Day if such due date falls upon a day which is not a New York Business Day as defined below), all amounts to be paid on the Notes for principal and interest (and any Additional Amounts) on that date as required by the terms of the Notes. The Issuer hereby authorizes and directs the Registrar, from the funds so paid to it, to make payment of the principal and interest in respect of the Notes in accordance with their terms and the provisions set forth below. For the purposes of this Section 7, "New York Business Day" shall mean a day that is not a Saturday or a Sunday and on which, in The City of New York, banking institutions are not generally authorized or obligated by law, regulation or executive order to be closed. The obligation of the Registrar to make payments of principal and interest to holders of the Notes through DTC, by check or otherwise, is in all cases subject to the prior receipt by the Registrar from the Issuer of the funds required to make such payments.

        (2)   Any holder of the Notes shall receive payments of principal and interest in respect of the Notes in U.S. dollars, unless such holder elects to receive payments in New Zealand dollars in accordance with the procedures set out below. To the extent that holders of the Notes shall not have made such election in respect of any payment of principal or interest, the aggregate amount designated for all such holders in respect of such payment (the "Conversion Amount") shall be converted by the Registrar into U.S. dollars and paid by wire transfer of same-day funds to the registered holder of the Global Note for payment through DTC's settlement system to the relevant DTC participants. All costs of any such conversion shall be deducted from such payments. Any such conversion shall be based on the bid quotation of the Registrar, at or prior to 11:00 a.m., New York time, on the second Conversion Business Day preceding the relevant payment date, for the purchase by the Registrar of the Conversion Amount with U.S. dollars for settlement on such payment date. "Conversion Business Day" shall mean a day which is a New York Business Day, a Wellington Business Day and a London Business Day. If such bid quotation is not available, the Registrar shall obtain a bid quotation from a leading foreign exchange bank in New York City selected by the Registrar, in consultation with the Issuer, for such purpose. If no bid quotation from a leading foreign exchange bank is available, payment of the Conversion Amount will be made in New Zealand dollars to the account or accounts specified by DTC to the Registrar. Until such account or accounts are so specified, the funds still held by the Registrar shall bear interest at the rate of interest quoted by the Registrar for deposits with it on an overnight basis, to the extent that the Registrar is reasonably able to reinvest such funds. "Wellington Business Day" shall mean any day that is not a Saturday or Sunday on which banking institutions are open for business in Wellington, New Zealand. "London Business Day" shall mean any day that is not a Saturday or Sunday on which banking institutions are open for business in London, England.

        (3)   Any holder of the Notes may elect to receive payment of principal and interest with respect to the Notes in New Zealand dollars by causing DTC, through the relevant DTC participant, to notify the Registrar by the time specified below of (i) such holder's election to receive all or a portion of such payment in New Zealand dollars and (ii) wire transfer instructions to a New Zealand dollar account. Such election in respect of any payment shall be made by such holder at the time and in the manner required by the DTC procedures applicable from time to time and shall, in accordance with such procedures, be irrevocable. DTC's notification of such election, wire transfer instructions and of the amount payable in New Zealand dollars pursuant to this subsection (3) must be received by the Registrar prior to 5:00 p.m., New York time, on the sixth New York Business Day following the relevant regular record date in the case of interest and prior to 5:00 p.m., New York time, on the eighth New York Business Day prior to the payment date for the payment of principal. Any payments under this subsection (3) in New Zealand dollars shall be made by wire transfer of same-day funds to New Zealand dollar accounts designated by DTC. If any due date for payment of principal or interest in New Zealand dollars in respect of any Note to the registered holder of the Global Note is not a Wellington Business Day, such payment will not be made until the next following Wellington Business Day, and no further interest shall be paid in respect of the delay in such payment. If any due date for payment of principal or interest in U.S. dollars in respect of any Note to the registered holder of the Global Note is not a Wellington Business Day or not a New York Business Day, such payment will not be made until the next day which is both a Wellington Business Day and a New York Business Day, and no further interest shall be paid in respect of the delay in such payment. For the purposes of the terms and conditions of the Notes, "payment date" means the day on which the payment is actually to be made, where applicable as adjusted in accordance with the preceding paragraph, and "due date" means the payment date provided for herein, without taking account of any such adjustment.

        (4)   Payment of principal in respect of Notes in certificate form issued pursuant to Section 5 hereof shall be made in New Zealand dollars against surrender at the office of the Registrar in The City of New York, or at the office of any paying agent appointed by the Issuer for such purpose pursuant to this Agreement and any paying agent agreement. Payment of interest due prior to or on the Maturity Date will be made by forwarding by post or otherwise delivering a check payable in New Zealand dollars or in U.S. dollars, as the case may be, to the registered address of registered holders of Notes, or, at the option of the Issuer, otherwise transferring funds to the registered holders of the Notes. Such check shall be dated the due date for payment and made payable to the order of the registered holder or, in the case of joint registered holders, to the order of all such joint holders (failing instructions from them to the contrary) and shall be sent to the address of the one of such joint holders whose name stands first in the register as one of such joint holders. Subject to Section 7(1), the Registrar shall mail or otherwise deliver such checks to the names and addresses of registered holders of Notes sufficiently in advance of the relevant due date for payment that receipt of such checks by registered holders on or before the due date is reasonably assured.

        (5)   All monies paid to the Registrar under Section 7(1) of this Agreement and/or converted by the Registrar under Section (2) of this Agreement shall be held by it in a separate account from the moment when such money is received until the time of actual payment, in trust for the registered holders of Notes to be applied by the Registrar to payments due on the Notes at the time and in the manner provided for in this Agreement and the Notes, provided that if the Registrar shall fail to duly make any such payment due on the Notes and, as a result of such failure, the Issuer otherwise duly makes such payments to the registered holders of Notes, the Registrar shall thereupon hold such monies paid to it under Section 7(1) of this Agreement in trust for the Issuer. If any money that the Issuer pays to the Registrar for the payment of principal of or interest on the Notes is not claimed at the end of two years after the principal or interest was due and payable, then the Registrar will repay the money to the Issuer on the Issuer's written request. After any such repayment, the Registrar will not be liable with respect to those payments. However, the Issuer's obligations to pay the principal of and interest on the Notes as they become due will not be affected by the repayment.

        (6)   All monies paid to any paying agent for the payment of principal of or interest on any Notes shall be held by it in a separate account from the moment when such money is received until the time of actual payment, in trust for the registered holders of such Notes, and shall be applied as set forth herein and in the Notes.

        (7)   The Issuer shall have the right to require a holder of a Note, as a condition of payment of the principal of, or interest (and any Additional Amounts) on a Note, to deliver to the Registrar a certificate in such form as the Issuer may from time to time prescribe in order to enable the Issuer to determine its duties and liabilities with respect to (i) any taxes, assessments or governmental charges which the Issuer, the Registrar or the paying agent may be required to deduct or withhold from payments in respect of such Note under any present or future law of Canada or Québec or any regulation thereunder and (ii) any reporting or other requirements under such law or regulation. The Issuer shall be entitled to determine its duties and liabilities with respect to such deduction, withholding, reporting or other requirements on the basis of information contained in such certificate or, if no certificate shall be presented, on the basis of any presumption created by any such law or regulation and shall be entitled to act in accordance with such determination.

        (8)   Subject to applicable law and the terms hereof, the Issuer, the Registrar and any other agent of the Issuer or the Registrar shall deem and treat the person whose name appears in the Register as the registered holder of a Note as the absolute owner thereof for all purposes whatsoever notwithstanding any notice to the contrary, and any payment of or on account of the principal of, and interest, and any Additional Amounts on such Note shall be made only to or to the order in writing of such holder, and such payment shall be valid and shall discharge the liability of the Issuer or the Registrar and any other agent of the Issuer or the Registrar on such Note to the extent of the sum or sums so paid.

        (9)   The registered holder of any Note shall be entitled to the payments of principal of, and interest, and any Additional Amounts on such Note, free from all rights of set-off or counterclaim between the Issuer and the original or any intermediate holder thereof and all persons may act accordingly and a transferee of a Note shall, after the appropriate form of transfer is lodged with the Registrar or other agent of the Issuer or the Registrar for the purpose and upon compliance with all other conditions relating thereto required by this Agreement or by any conditions contained in such Note or by law, be entitled to be entered on the Register as the owner of such Note free from all rights of set-off or counterclaim between the Issuer and his transferor or any previous holder thereof, save in respect to rights of which the Issuer is required to take notice by statute or by order of a court of competent jurisdiction. Delivery to the Issuer by a Noteholder of a Note or the receipt by such holder of the principal, interest and any Additional Amounts in respect of such Note shall be a valid discharge to the Issuer, which shall not be bound to inquire into the title of such holder, save as ordered by a court of competent jurisdiction or as required by statute.

        (10) Where a Note is registered in more than one name, the principal and interest and any Additional Amounts from time to time payable in respect thereof shall be paid to or to the order of all the joint holders thereof, failing written instructions to the contrary from all such joint holders, and such payment shall be a valid discharge to the Issuer, the Registrar and any other agent of the Issuer or the Registrar.

        (11) In the case of the death of one or more joint holders, the principal of, and interest, and any Additional Amounts on any Notes registered in their names may, notwithstanding subsection (8) of this Section 7, be paid to the survivor or survivors of such holders whose receipt therefor shall constitute a valid discharge to the Issuer, the Registrar and any other agent of the Issuer or the Registrar.

8.     Cancellation of Notes

        All Certificated Notes that are presented for transfer pursuant to Section 4(1), all Notes that are presented for replacement, exchange or registration of transfer pursuant to Section 5 or repaid on maturity or redeemed or purchased shall upon such registration of transfer, replacement or exchange or upon payment being made, be cancelled by the Registrar. The Registrar shall, as soon as reasonably possible after the date of any such registration of transfer, replacement, exchange, redemption, purchase or payment, furnish the Issuer with a certificate or certificates stating: (i) the serial numbers and total number of Notes so transferred, replaced, exchanged, redeemed, purchased or repaid; and (ii) the amount, if any, paid in respect of such Notes. Unless otherwise instructed by the Issuer, the Registrar shall destroy the cancelled Notes in its possession in accordance with its customary procedure and provide the Issuer with a destruction certificate duly signed by a representative of the Registrar.

9.     Maturity, Redemption and Purchase

        Unless previously redeemed for tax reasons as provided in the terms and conditions of the Notes, or purchased, the principal amount of the Notes shall be due and payable on November 9, 2015.

        In accordance with the terms and conditions of the Notes, upon receipt of a notice of intention to redeem and the certificate contemplated in the provisions under "Maturity, Redemption and Purchases" in the terms and conditions of the Notes, not less than 30 days nor more than 45 days prior to the date fixed for redemption, the Registrar shall cause to be given on behalf of the Issuer, in accordance with the provisions under "Notices" in the terms and conditions of the Notes, a notice of redemption stating: (i) the date fixed for redemption; (ii) the redemption price and (iii) if applicable, the place or places of surrender of the Notes to be redeemed.

        The Issuer may, if not in default under the Notes, at any time purchase Notes in the open market, or by tender or by private contract at any price.

10.   Financial Documents

        For so long as any of the Notes are outstanding, the Issuer agrees to supply the Registrar with copies of all documents required to be available by any stock exchange on which the Notes are for the time being listed, with copies of the latest statements of consolidated revenues and expenditures, annual reports and quarterly presentations of financial transactions of the Issuer as soon as practicable after publication thereof for inspection by Noteholders at the principal office of the Registrar in New York. Notwithstanding anything herein contained, the obligations of the Issuer under this Section 10 will terminate on such date as all amounts required to be paid to the Registrar by the Issuer under this Agreement and all amounts required to be paid to the Noteholders by the Issuer under the Notes have been paid in full. The Registrar, subject to its being provided with copies of the documents and reports referred to above, undertakes to make them available to holders of Notes at its principal office in New York during the term of the Notes.

11.   Fees

        The Issuer shall pay to the Registrar such fees for its services hereunder as are agreed separately by the Issuer and the Registrar.

12.   Further Reports

        The Registrar shall provide the Issuer upon written request such information regarding the financial servicing of the Notes expressed in such form as the Issuer may reasonably require. The Registrar shall transmit to the Issuer promptly any notices or other communications addressed to the Issuer in connection with the Notes, including any notice of any legal action or proceeding which may be brought against the Issuer and of which the Registrar has knowledge.

13.   Meetings of Holders of Notes

        (1)   The Registrar shall, on receipt of a written request of the Issuer or a written request signed in one or more counterparts by the holders of not less than 10% of the principal amount of the Notes then outstanding and upon being indemnified to its reasonable satisfaction by the Issuer or the holders of Notes signing such request against the costs which may be incurred in connection with the calling and holding of such meeting, convene a meeting of the holders of Notes for any lawful purpose affecting their interests. If the Registrar fails to give notice convening such meeting within 30 days after receipt of such request and indemnity, the Issuer or such holders of Notes, as the case may be, may convene such meeting. Every such meeting shall be held in New York or such other place as may be approved or determined by the Registrar.

        (2)   At least 21 days' notice of any meeting shall be given to the holders of the Global Notes or Certificated Notes, as the case may be, in the manner provided pursuant to the provisions under "Notices" in the terms and conditions of the Notes, and a copy thereof shall be sent by post to the Registrar unless the meeting has been called by it, and to the Issuer, unless the meeting has been called by the Issuer. Such notice shall state the day, time, place and purpose of the meeting and the general nature of the business to be transacted thereat, and shall include a statement to the effect that, prior to 48 hours prior to the time fixed for the meeting, (i) in the limited circumstances in which Certificated Notes have been issued, those holders of Certificated Notes who deposit such Notes with the Registrar, or any other person authorized for such purpose by the Registrar or the Issuer or (ii) in the case of Notes being represented by the Global Notes, those persons recorded in the Register shall be entitled to obtain voting certificates for appointing proxies, but it shall not be necessary for any such notice to set out the terms of any resolution to be proposed at such meeting or any other provisions.

        (3)   A holder of Notes may appoint any person by instrument in writing as the holder's proxy in respect of a meeting of the holders of Notes or any adjournment of such meeting, and such proxy shall have all rights of the holder of Notes in respect of such meeting. All notices of meetings to the holder of a Global Note shall contain a requirement that the Clearing Systems must notify Clearing Systems participants and, if known, beneficial owners of Notes of the meeting in accordance with procedures established from time to time by the Clearing Systems. The registered holders of Notes shall seek voting instructions on the matters to be raised at such meeting from the Clearing Systems participants or, if known, from the beneficial owners of Notes in accordance with the applicable procedure of the Clearing Systems. For greater certainty, it is acknowledged that none of the Issuer, the Registrar, any clearing agency or any intermediary or participant shall be required to comply with the time limits set out in the applicable procedure of the Clearing Systems but shall use all reasonable efforts to otherwise comply with such procedure and attempt to provide non-registered holders of the Notes with meeting materials and voting rights as if such non-registered holders of Notes were registered holders thereof.

        (4)   Some person, who need not be a holder of Notes, nominated in writing by the Registrar shall be chairman of the meeting and if no person is so nominated or if the person so nominated is not present within 15 minutes from the time fixed for the holding of the meeting, the holders of the Notes present in person or by proxy shall choose some person present to be chairman, and, failing such choice, the Issuer may appoint a chairman.

        (5)   At a meeting of holders of Notes, a quorum shall consist of two or more holders of Notes present in person or by proxy who represent at least a majority in aggregate principal amount of the Notes at the time outstanding. If a quorum of the holders of Notes shall not be present within one-half hour after the time fixed for holding any meeting, the meeting, if convened by or at the request of holders of Notes, shall be dissolved, but if otherwise convened the meeting shall stand adjourned without notice to the same day in the next week (unless such day is not a business day in the place where the meeting is to take place in which case it shall stand adjourned until the next such business day following thereafter) at the same time and place unless the chairman shall appoint some other place, day or time of which not less than seven days' notice shall be given in the manner provided above. At any adjourned meeting called by the Issuer or the Registrar, two or more holders of Notes present in person or by proxy shall constitute a quorum and may transact the business for which the meeting was originally convened notwithstanding that they may not represent at least a majority in aggregate principal amount of the Notes then outstanding.

        (6)   The chairman of any meeting at which a quorum of the holders of Notes is present may, with the consent of the holder(s) of a majority in aggregate principal amount of the Notes represented thereat, adjourn any such meeting and no notice of such adjournment need be given except such notice, if any, as the meeting may prescribe.

        (7)   Every motion or question submitted to a meeting shall be decided by Extraordinary Resolution (as hereinafter defined) and in the first place by the votes given on a show of hands. At any such meeting, unless a poll is duly demanded as herein provided, a declaration by the chairman that a resolution has been carried or carried unanimously or by a particular majority or lost or not carried by a particular majority shall be conclusive of the fact. On any question submitted to a meeting when ordered by the chairman or demanded by a show of hands by one or more holders of Notes acting in person or by proxy and holding at least 2% in aggregate principal amount of the Notes then outstanding, a poll shall be taken in such manner as the chairman shall direct.

        (8)   In a poll, each holder of Notes present in person or represented by a proxy duly appointed by an instrument in writing shall be entitled to one vote in respect of each NZ$1,000 principal amount of Notes then held by such holder. A proxy need not be a holder of Notes. In the case of Notes held jointly, any one of the joint holders present in person or by proxy may vote in the absence of the other or others; but in case more than one of them is present in person or by proxy, only one of them may vote in respect of each NZ$1,000 principal amount of Notes of which they are joint holders.

        (9)   The Issuer and the Registrar by their respective officers, directors and representatives, and the legal advisors of the Issuer and the Registrar may attend any meeting of the holders of Notes, but shall have no vote as such.

        (10) Subject to Section 15, in addition to all other powers conferred upon them by any other provision of this Agreement or by law, holders of Notes at a meeting shall have the following powers, any one or combination of which may be exercised from time to time by Extraordinary Resolution:

  (a)
  power to confirm any modification or amendment of this Agreement or the terms and conditions of the Notes proposed by the Issuer;

  (b)
  power to direct or authorize the Registrar to exercise any power, right, remedy or authority given to it by this Agreement or the Notes in any manner specified in such Extraordinary Resolution or to refrain from exercising any such power, right, remedy or authority;

  (c)
  power to waive and direct the Registrar to waive any default on the part of the Issuer in complying with any provisions of this Agreement or the Notes or to waive and direct the Registrar to waive future compliance with any provision or provisions of this Agreement or the Notes; and

  (d)
  power to repeal, modify or amend any Extraordinary Resolution previously passed by the holders of Notes;

provided, however, that no such modification nor amendment to this Agreement or to the terms and conditions of the Notes or any other action taken may, without the consent of the holder of each such Note affected thereby: (a) change the stated maturity or interest payment date(s) of any such Note; (b) reduce the principal amount of or rate of interest on any such Note; (c) change the currency of payment of any such Note; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Note; (e) reduce the percentage of the holders of Notes necessary to modify or amend this Agreement or the terms and conditions of the Notes or reduce the percentage of votes required for the taking of action or the quorum required at any meeting of holders of Notes; or (f) reduce the percentage of outstanding Notes necessary to waive any future compliance or past default.

        (11) All actions that may be taken and all powers that may be exercised by the holders of Notes at a meeting held as hereinbefore provided may also be taken and exercised by the holders of not less than 66 2/3% of the aggregate principal amount of the Notes at the time outstanding by an instrument in writing signed in one or more counterparts, and the expression "Extraordinary Resolution" when used in this Agreement shall include an instrument so signed.

        (12) The term "Extraordinary Resolution" means a resolution proposed to be passed at a meeting of holders of the Notes duly convened for the purpose and held in accordance with the provisions of this Agreement and passed by the affirmative vote of the holders of not less than 66 2/3% of the aggregate principal amount of the Notes represented at the meeting in person or by proxy or as an instrument in writing signed by the holders of not less than 66 2/3% in principal amount of the outstanding Notes.

        (13) Minutes of all resolutions and proceedings at every meeting of holders of Notes held in accordance with the provisions of this Agreement shall be made and entered in books to be from time to time provided for that purpose by the Registrar at the expense of the Issuer and any such minutes, if signed by the chairman of the meeting at which such resolutions were passed or proceedings taken, or by the chairman of the next succeeding meeting of the holders of Notes, shall be prima facie evidence of the matters therein stated and, until the contrary is proved, every such meeting, in respect of the proceedings of which minutes shall have been made, shall be deemed to have been duly held and convened, and all resolutions passed and proceedings taken thereat to have been duly passed and taken.

        (14) Every Extraordinary Resolution passed in accordance with the provisions of this Agreement at a meeting of holders of Notes shall be binding upon all the holders of Notes, whether present at or absent from such meeting, and every instrument in writing signed by holders of Notes in accordance with Section 13(11) shall be binding upon all the holders of Notes (whether or not a signatory). Subject to the provisions for its indemnity herein contained, the Registrar shall be bound to give effect accordingly to every such Extraordinary Resolution.

        (15) The Registrar, or the Issuer with the approval of the Registrar, may from time to time make and from time to time vary such regulations as it shall from time to time deem fit:

  (a)
  for the deposit of instruments appointing proxies at such place as the Registrar, the Issuer or the holders of Notes convening a meeting, as the case may be, may in the notice convening such meeting direct;

  (b)
  for the deposit of instruments appointing proxies at some approved place or places other than the place at which the meeting is to be held and enabling particulars of such instruments appointing proxies to be mailed, cabled or sent by any other means of recorded communication before the meeting to the Issuer or to the Registrar at the place where the same is to be held and for the voting of proxies so deposited as though the instruments themselves were produced at the meeting.

        Any regulation so made shall be binding and effective and votes given in accordance therewith shall be valid and shall be counted. Save as such regulations may provide, the only persons who shall be entitled to vote at a meeting of holders of Notes shall be the holders thereof or their duly appointed proxies.

        (16) The powers and any combination of the powers in this Agreement stated to be exercisable by the holders of Notes by Extraordinary Resolution may be exercised from time to time and the exercise of any one or more of such powers or any combination of powers from time to time shall not be deemed to exhaust the right of the holders of Notes to exercise such power or powers or combination of powers then or any power or powers or combination of powers thereafter from time to time.

14.   Indemnities

        (1)   The Issuer agrees to indemnify and hold harmless the Registrar against all claims, actions, demands, damages, costs and losses arising out of or relating to the Registrar's duties as fiscal agent, registrar, transfer agent and paying agent for the Issuer with respect to the Notes, except such as may result from the Registrar's gross negligence, willful misconduct or bad faith or that of its directors, officers, employees or representatives.

        (2)   This Section 14 shall survive the payment in full of all obligations of the Notes, whether by redemption, repayment or otherwise.

15.   Amendments

        This Agreement and the Notes may be amended by the Issuer and the Registrar without notice to or the consent of the holders of Notes, for any one or more of the following purposes: (i) curing any ambiguity; (ii) curing, correcting or supplementing any defective provisions contained herein or therein; (iii) effecting the issue of further Notes of the Issuer pursuant to Section 18; or (iv) in any other manner in which the Issuer, on the one hand, and the Registrar, on the other hand, acting on the advice of independent counsel, may deem necessary or desirable and which will not be inconsistent with this Agreement or the Notes and which in the reasonable opinion of the Issuer, on the one hand, and the Registrar, on the other hand, will not adversely affect the interests of the holders of Notes.

16.   The Registrar

        (1)   Subject to Section 7, in acting under this Agreement and in connection with the Notes, the Registrar is acting solely as agent of the Issuer and does not assume any obligation or relationship of agency or trust with any of the holders of Notes, except that all amounts received and held by the Registrar for payment in respect of the Notes shall be held in trust for the holders of the Notes in a separate account or accounts for payment to the holders of Notes.

        (2)   The Registrar shall be protected and shall incur no liability for action taken or not taken, or suffered to be taken or not taken, with respect to all legal matters upon which it has received advice from counsel in good faith and in accordance with the opinions and advice of such counsel.

        (3)   The Registrar and its officers, directors and employees may become the owners of, or acquire an interest in, any Notes, with the same rights that it or they would have if the Registrar were not acting as agent hereunder, and may engage or be interested in any financial or other transaction with the Issuer, and may act on behalf of, or as a depository, trustee or agent for, any committee or body of holders of Notes or holders of other obligations of the Issuer as freely as if the Registrar were not acting as agent hereunder.

        (4)   The Registrar may rely and shall be protected in acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, letter, telegram, telecopier or other paper or document believed by it to be genuine and to have been signed, sent or presented by or on behalf of the proper party or parties and, in particular, may rely and shall be protected in acting on the basis of any such notice which is given in accordance with the provisions hereof.

17.   Resignation or Replacement of Registrar

        (1)   The Issuer agrees that there shall at all times be a registrar, fiscal agent, transfer agent and paying agent hereunder until the earlier of (i) there being no Notes outstanding, or (ii) the Issuer having established to the satisfaction of the Registrar that the Issuer may avail itself of defenses under all relevant laws for the prescription of actions in respect of any outstanding Notes.

        (2)   The Registrar may resign at any time by sending at least thirty days' written notice by registered mail to the Issuer. Upon receipt of such notice, the Issuer shall appoint another financial institution or institutions as successor registrar, fiscal agent, transfer agent and paying agent under this Agreement. Subject to the provisions hereof, the Issuer may terminate the appointment of the Registrar as registrar, fiscal agent, transfer agent and paying agent and appoint another financial institution or institutions as successor registrar, fiscal agent, transfer agent and paying agent under this Agreement provided that it give the Registrar not less than thirty days' written notice of termination. Neither the resignation nor the termination of the appointment of the Registrar as registrar, fiscal agent, transfer agent and paying agent shall take effect until the appointment of the successor registrar, fiscal agent, transfer agent and paying agent becomes effective. On the effective date of the resignation of the Registrar or of the termination of its appointment as registrar, fiscal agent, transfer agent and paying agent, the Registrar shall deliver to the successor registrar, fiscal agent, transfer agent and paying agent all funds of the Issuer then held by it and the Issuer shall pay to the Registrar all amounts owed by the Issuer to the Registrar pursuant to this Agreement up to the said effective date.

        (3)   If the Registrar shall be adjudged a bankrupt or insolvent, or shall file a voluntary petition in bankruptcy or makes an assignment for the benefit of its creditors or consents to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing of its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed or if any public officer shall have taken charge or control of it or of its property or affairs, for the purposes of rehabilitation, conservation or liquidation, a successor registrar, fiscal agent, transfer agent and paying agent shall be appointed by the Issuer. Upon such an appointment of a successor registrar, fiscal agent, transfer agent and paying agent, the Registrar shall cease to be a registrar, fiscal agent, transfer agent and paying agent hereunder whether or not notice of such termination shall have been given. If no successor registrar, fiscal agent, transfer agent and paying agent shall have been appointed by the Issuer, any holder of a Note, on behalf of itself and all other holders of Notes, or the Registrar, may petition any court of competent jurisdiction for the appointment of a successor registrar, fiscal agent, transfer agent and paying agent.

        (4)   Any appointment by the Issuer of a paying agent under this Section 17 shall be subject to Section 6 hereof.

18.   Further Issues

        The Issuer may from time to time, without the consent of the holders of the Notes, create and issue further notes ranking equally with the Notes in all respects (or in all respects save for the first payment of interest thereon), and such further notes shall be consolidated and form a single series with the Notes. Any further notes forming a single series with the outstanding Notes shall be issued with the benefit of and subject to an agreement supplemental to this Agreement.

19.   General

        (1)   Any notice pursuant to this Agreement shall be deemed to have been duly given upon the dispatch of such notice by registered mail or telecopier (to be confirmed in writing by registered mail), addressed to the Issuer or to the Registrar as follows:

Issuer	Address:	Ministère des Finances 8, rue Cook, Québec, Québec Canada G1R 5P4
	Attention:	Direction des services post-marchés
	Telecopier No:	(418) 528-9704
	Telephone No:	(418) 528-1224
Registrar	Address:	JPMorgan Chase Bank, N.A. 4 New York Plaza 15th Floor New York, New York 10004
	Attention:	Worldwide Securities Services
	Telecopier No:	(212) 623-6216
	Telephone No:	(212) 623-5248

or to any other address or number of which either of the parties shall have notified the other in writing in accordance with this provision.

        (2)   This Agreement shall be governed by and interpreted in accordance with the laws of Québec and the laws of Canada applicable therein.

        (3)   This Agreement shall extend to and enure to the benefit of and be binding upon the Issuer and the Registrar and their respective successors and assigns.

THE REMAINDER OF THIS PAGE HAS INTENTIONALLY BEEN LEFT BLANK

        (4)   This Agreement may be executed in separate counterparts, and each such counterpart, when so executed and delivered, shall be deemed to be an original. Such counterparts shall together constitute one and the same agreement.

QUÉBEC

By:	/s/ MICHEL ROBITAILLE
	Name:	Michel Robitaille
	Title:	Delegate General of Québec in New York

JPMORGAN CHASE BANK, N.A.

By:	/s/ JAMES M. FOLEY Authorized Signatory

SCHEDULE A

FORM OF GLOBAL NOTE

Unless this certificate is presented by an authorized representative of The Depository Trust Company, a New York corporation ("DTC"), to Québec or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

CUSIP C4108F AC 0

QUÉBEC

6.75% Global Notes Series QC due November 9, 2015

This global note, registered in the name of Cede & Co., as nominee of DTC (the "Global Note"), is a permanent global note in respect of the duly authorized issue of securities referred to above (the "Notes") of Québec, and which is issued pursuant to a Fiscal Agency Agreement, dated as of November 9, 2005, between Québec and JPMorgan Chase Bank, N.A., New York, New York, as registrar, fiscal agent, transfer agent, paying agent and foreign currency exchange agent (the "Registrar", which term includes any successor registrar, fiscal agent, transfer agent, paying agent and foreign currency exchange agent under the Fiscal Agency Agreement), as such agreement may be supplemented or amended, as the case may be (the "Fiscal Agency Agreement"). This Global Note also represents any further notes which Québec may issue, from time to time, pursuant to Section 18 of the Fiscal Agency Agreement. In the event such further notes are issued, the word "Note" as defined above shall be deemed to also refer to such further notes.

This Global Note and all the rights of the holder hereof are expressly subject to the Fiscal Agency Agreement, and this Global Note and the Fiscal Agency Agreement constitute a contract to all of the terms and conditions of which the holder by acceptance hereof assents, is bound by and is deemed to have notice. All defined terms unless defined herein have the meanings ascribed to them in the Fiscal Agency Agreement. Copies of the Fiscal Agency Agreement are available for inspection at the principal office of the Registrar.

This is a fully registered Global Note without coupons attached. In certain limited circumstances, as described in Section 5 of the Fiscal Agency Agreement, it is exchangeable in whole or in part, at the office of the Registrar, for Certificated Notes.

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FOR VALUE RECEIVED, Québec hereby promises to pay to Cede & Co. or its registered assigns in the manner hereinafter mentioned on November 9, 2015 (or on such earlier date as the Principal Amount (as hereinafter defined) may become payable in accordance with the terms hereof) the principal sum set forth in Schedule I hereto from time to time (the "Principal Amount") in lawful money of New Zealand ("New Zealand dollars" or "NZD"), on presentation and surrender of this Global Note, and to pay interest in arrears on the said Principal Amount at the rate of 6.75% per annum, from November 9, 2005, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, in two equal semi-annual installments on May 9 and November 9 in each year (each an "Interest Payment Date"), commencing on May 9, 2006, until the Principal Amount is paid in full or duly made available for payment, in each case together with such further sum, if any, as may be payable by way of Additional Amounts in accordance with the provisions set forth herein, and should Québec at any time default in the payment of any of the Principal Amount or interest on this Global Note or any Additional Amounts, to pay interest on the amount in default (before as well as after judgment) at the same rate, in like money, on the same dates. References herein to principal and interest in respect of this Global Note or the Notes shall be deemed also to refer to any Additional Amounts which may be payable concurrently therewith, unless the context otherwise requires. Interest will cease to accrue on this Global Note on November 9, 2015 (or on such earlier date as the Principal Amount may become payable in accordance with the terms hereof) unless, upon due presentation of this Global Note, payment of the Principal Amount or Additional Amounts, if any, is improperly withheld or refused.

This Global Note shall not become valid and obligatory for any purpose unless and until this Global Note has been authenticated by the Registrar or its authorized representative.

SUMMARY OF TERMS AND CONDITIONS

The following constitutes a summary of the terms and conditions of this Global Note and the Notes and is qualified in its entirety by the more detailed terms and conditions contained in Schedule B to the Fiscal Agency Agreement

Form, Denomination and Registration

The Notes will be issued in the form of one or more fully registered global notes and all Notes will be recorded in a register held by a Registrar, all as more fully set forth in the Fiscal Agency Agreement, which also contains detailed provisions concerning transfers of Notes.

This Global Note is registered in the name of a nominee of DTC. This Global Note is exchangeable for Notes registered in the name of a person other than DTC or its nominee only in the limited circumstances hereinafter described. Unless and until it is exchanged in whole or in part for Certificated Notes, this Global Note may not be transferred except as a whole by DTC to a nominee of DTC or by a nominee of DTC to DTC or another nominee of DTC or by DTC or any such nominee to a successor of DTC or a nominee of such successor.

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Québec will issue or cause to be issued Certificated Notes upon registration of transfer of, or in exchange for, Notes represented by the Global Notes (i) if DTC notifies Québec that it is unwilling or unable to continue as depository in connection with the Global Notes or ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, at a time when it is required to be so registered and a successor depository is not appointed by Québec within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; (ii) if Québec, in its sole discretion at any time, determines not to have any of the Notes represented by the Global Notes; or (iii) upon request by DTC to the Registrar, acting on direct or indirect instructions of a holder or any beneficial owner of an interest in a Global Note, after an event of default entitling the holder to accelerate the stated maturity of the Global Note has occurred and is continuing, or, if DTC does not promptly make that request, then any beneficial owner of an interest in such Global Note shall be entitled to make such request to the Registrar with respect to such interest.

Québec expressly acknowledges that if Certificated Notes are not promptly issued to the owners of beneficial interests in a Global Note as described above, then an owner of a beneficial interest will be entitled to pursue any remedy under the Fiscal Agency Agreement, the Global Note or applicable law with respect to the portion of the Global Note representing that owner's interest in the Global Note as if Certificated Notes had been issued.

Interest

Whenever it is necessary to compute any amount of interest in respect of the Notes, other than with respect to regular semi-annual payments, such interest shall be computed on the basis of Actual/Actual (ISMA). Actual/Actual (ISMA) refers to Actual/Actual as set forth in Rule 251 of the statutes, by-laws, rules and recommendations of the International Securities Market Association (ISMA) as published in April 1999 and as applied to straight and convertible notes issued after December 31, 1998. The rate of interest specified in the Notes is a nominal rate and all interest payments and computations are to be made without allowances or deductions for deemed reinvestment.

Payments

Principal of, and interest and Additional Amounts, if any, on, the Notes are payable by Québec to the person registered at the close of business on the relevant record date in the register held by the Registrar. With respect to Notes held by Cede & Co. for DTC participants, Euroclear and Clearstream, Luxembourg, payment will be made to beneficial owners in accordance with customary procedures established from time to time by DTC, Euroclear and Clearstream, Luxembourg. The Registrar will act as Québec's paying agent for the Notes pursuant to the Fiscal Agency Agreement.

Principal of, and interest and Additional Amounts, if any, on, the Notes are payable by Québec in New Zealand dollars. However, any holder shall receive payments of principal and interest in respect of the Notes in U.S. dollars, unless that holder elects to receive payments in NZD in accordance with the procedures set out below. To the extent that holders shall not have made such election in respect of any payment of principal or interest, the aggregate amount designated for all such holders in respect of such payment (the "NZD conversion amount") shall be converted by the Registrar into U.S. dollars and paid by wire transfer of same-day funds to the registered holder of the global certificates for payment through DTC's settlement system to the relevant DTC participants. All costs of any such conversion shall be deducted from those payments. Any such conversion shall be based on the bid quotation of the Registrar, at or prior to 11:00 a.m., New York City time, on the second conversion business day preceding the relevant payment date, for the purchase by the Registrar of the NZD conversion amount with U.S. dollars for settlement on that payment date. Conversion business day means a day which is a New York business day, a Wellington business day and a London business day, each as defined below. If such bid quotation is not available, the Registrar shall obtain a bid quotation from a leading foreign exchange bank in New York City selected by the Registrar for that purpose. If no bid quotation from a leading foreign exchange bank is available, payment of the NZD conversion amount will be made in NZD to the account or accounts specified by DTC to the Registrar. Until such account or accounts are so specified, the funds still held by the Registrar shall bear interest at the rate of interest quoted by the Registrar for deposits with it on an overnight basis, to the extent that the Registrar is reasonably able to reinvest such funds.

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Any holder may elect to receive payment of principal and interest with respect to the Notes in NZD by causing DTC, through the relevant DTC participant, to notify the Registrar by the time specified below of (i) that holder's election to receive all or a portion of such payment in NZD and (ii) wire transfer instructions to a NZD account. Such election in respect of any payment shall be made by the holder at the time and in the manner required by the DTC procedures applicable from time to time and shall, in accordance with those procedures, be irrevocable. DTC's notification of such election, wire transfer instructions and of the amount payable in NZD pursuant to this paragraph must be received by the Registrar prior to 5:00 p.m., New York City time, on the sixth New York business day (as defined below) following the relevant record date in the case of interest and prior to 5:00 p.m., New York City time, on the eighth New York business day prior to the payment date for the payment of principal. Any payments under this paragraph in NZD shall be made by wire transfer of same-day funds to NZD accounts designated by DTC.

If any due date for payment of principal or interest in NZD in respect of any Note to the registered holder of the global certificates is not a Wellington business day, such payment will not be made until the next following Wellington business day, and no further interest shall be paid in respect of the delay in such payment. If any due date for payment of principal or interest in U.S. dollars in respect of any Note to the registered holder of the global certificates is not a Wellington business day or not a New York business day, such payment shall not be made until the next day which is both a Wellington business day and a New York business day, and no further interest shall be paid in respect of the delay in such payment. "New York business day" means any day on which banking institutions in New York City are not obligated and not authorized to close. "Wellington business day" means any day (other than a Saturday or Sunday) on which credit institutions are open for business in Wellington, New Zealand. "London business day" means any day (other than a Saturday or Sunday) on which credit institutions are open for business in London, England.

For the purposes of the terms and conditions of the Notes, "payment date" means the day on which the payment is actually to be made, where applicable as adjusted in accordance with the preceding paragraph, and "due date" means the payment date provided for herein, without taking account of any such adjustment.

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Payment of Additional Amounts

The principal of and interest on the Notes will be paid to any holder, who as to Canada or any province, political subdivision or taxing authority therein or thereof is a non-resident, without deduction for or on account of any present taxes or duties of whatsoever nature, imposed or levied by or within Canada, or any province, political subdivision or taxing authority therein or thereof. If as a result of any change in, or amendment to, or in the official application of, the laws of Canada or the regulations of any taxing authority therein or thereof or any change in, or in the official application of, or execution of, or amendment to, any treaty or treaties affecting taxation to which Canada is a party, Québec shall be required to withhold any taxes or duties from any payments due under the Notes, Québec will pay such additional amounts (the "Additional Amounts") as may be necessary in order that every net payment of the principal of and interest on the Notes to any such holder will be not less than the amount provided for in the Notes. Québec shall not, however, be obliged to pay such Additional Amounts on account of any such taxes or duties to which any holder is subject otherwise than by reason of his ownership of Notes or the receipt of income therefrom or which become payable as a result of any Note being presented for payment on a date more than ten days after the date on which the same becomes due and payable, or the date on which payment thereof is duly provided for, whichever is later. In addition, Québec also shall not be obligated to pay any Additional Amounts where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Union Directive 2003/48/EC or any Directive implementing the agreement of the ECOFIN Council meeting of June 3, 2003 regarding the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive or presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent in a Member State of the EU.

Redemption and Purchases

If as a result of any change in, or amendment to, or in the official application of, the laws of Canada or the regulations of any taxing authority therein or thereof (other than Québec) or any change in, or in the official application of, or execution of, or amendment to, any treaty or treaties affecting taxation to which Canada is a party, which change or amendment shall have become effective after November 1, 2005, it is determined by Québec that it would be required at, or at any time prior to, maturity of the Notes to pay Additional Amounts as hereinabove described, the Notes may be redeemed in whole but not in part at the option of Québec on not less than 30 days' nor more than 45 days' published notice in accordance with the provisions set forth below under "Notices", at the Principal Amount thereof together with accrued interest.

Québec may at any time purchase Notes in any manner and at any price. If purchases are made by tender, tenders must be available to all Noteholders alike.

Status of the Notes

The Notes will be direct, unsecured and unconditional obligations of Québec for the payment and performance of which the full faith and credit of Québec will be pledged and will not be secured. The Notes will rank equally among themselves and with all notes, debentures or other similar debt securities issued by Québec and outstanding at the date of the issue of the Notes or issued in the future.

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Events of Default

In the event that (a) Québec shall default in the payment of the principal of, interest or Additional Amounts, if any, on the Notes, as the same shall become due and payable, and such default shall continue for a period of 45 days or (b) default shall be made in the due performance or observance by Québec of any covenant or agreement contained in the Notes, other than the payment of principal, interest or Additional Amounts, or the Fiscal Agency Agreement and such default shall continue for a period of 60 days or (c) Québec shall default in the payment of any principal of, interest or additional amounts, if any, on any indebtedness (direct or under a guarantee) for borrowed money, other than the Notes, as the same shall become due and payable, and such default shall continue for a period of 45 days, provided that the foregoing shall not be taken into account so long as the aggregate principal amount of all such indebtedness (direct or under a guarantee) for borrowed money with respect to which the foregoing has occurred does not exceed U.S.$50,000,000 (or its equivalent in other currencies), then at any time thereafter and during continuance of such default the registered holder of any Note (or its proxy) may deliver or cause to be delivered to Québec a written notice that such registered holder elects to declare the principal amount of the Notes held by him (the serial number or numbers of the note or notes representing such Notes and the principal amount of the Notes owned by him and the subject of such declaration being set forth in such notice) to be due and payable and, in the cases falling within either (a) or (c) above, on the 15th day after delivery of such notice, or, in the cases falling within (b) above, on the 30th day after delivery of such notice, the principal of the Notes referred to in such notice plus accrued interest thereon shall become due and payable, unless prior to that time all such defaults theretofore existing shall have been cured.

Notices

All notices to the holders of Notes will be published in English in London, England in the Financial Times, in New York, New York in The Wall Street Journal, in Toronto, Ontario in The Globe & Mail and in French in Montréal, Québec in La Presse. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper, or, if in Québec, a French language newspaper, with general circulation in the respective market regions as Québec, with the approval of the Registrar, shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

Prescription

If any money that Québec pays to the Registrar for the payment of principal of or interest on the Notes is not claimed at the end of two years after the principal or interest was due and payable, then the Registrar will repay the money to Québec on Québec's written request. After any such repayment, the Registrar will not be liable with respect to those payments. However, Québec's obligations to pay the principal of and interest on the Notes as they become due will not be affected by the repayment.

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Under current Québec law, any payment of principal of or interest on the Notes will become void unless claimed within a period of three years from the date on which such principal or interest was due and payable. If any money that Québec pays to the Registrar for the payment of principal of or interest on the Notes is not claimed when such payment becomes void, then the Registrar will repay the money to Québec. After any such repayment, neither the Registrar nor Québec will be liable with respect to those payments.

Modification

The Fiscal Agency Agreement contains provisions with respect to modifying or amending said Agreement and the Notes either without notice to or the consent of the holder of any Note or by Extraordinary Resolution (as defined in the Fiscal Agency Agreement) of the holders of Notes and with respect to convening meetings of registered holders of Notes for such purposes.

Governing Law

The Fiscal Agency Agreement and the Notes shall be construed in accordance with and governed by the laws of Québec and the laws of Canada applicable therein.

Québec irrevocably consents to the fullest extent permitted by law to the giving of any relief (including, without limitation, the making, enforcement or execution against any property of any order or judgment) made or given in connection with any proceedings arising out of or in connection with the Fiscal Agency Agreement and the Notes.

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Executed in New York on behalf of Québec as of November 9, 2005.

Authenticated by:		QUÉBEC
JPMORGAN CHASE BANK, N.A.
(as Registrar)		By:	Authorized Representative
Authentication Date: November 9, 2005

By:	Authorized Officer

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SCHEDULE TO THE GLOBAL NOTE

QUÉBEC

6.75% Global Notes Series QC due November 9, 2015

Initial Principal Amount	Additional Principal Amount	Aggregate Principal Amount	Authorization

NZ$300,000,000	NZ$	NZ$

	NZ$	NZ$

	NZ$	NZ$

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SCHEDULE B

TERMS AND CONDITIONS OF THE NOTES

Status of the Notes

The Notes will be direct and unconditional obligations of the Issuer for the payment and performance of which the full faith and credit of the Issuer will be pledged and will not be secured. The Notes will rank equally among themselves and with all notes, debentures or other similar securities issued by the Issuer and outstanding at the date hereof or in the future.

Form, Denomination and Registration

The Notes will be issued in the form of one or more fully registered global notes (the "Global Notes") registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), and held by JPMorgan Chase Bank, N.A., as custodian for DTC. Beneficial interests in the Notes will be represented through book-entry accounts of financial institutions acting on behalf of beneficial owners as direct and indirect participants of DTC, the Euroclear System ("Euroclear") or Clearstream Banking, société anonyme ("Clearstream, Luxembourg" and, collectively, the "clearing systems"). The clearing systems will be responsible for establishing and maintaining book-entry accounts for their participants having interests in the Notes. Beneficial owners of Notes will not, except in limited circumstances described herein, be entitled to receive Notes represented by physical certificates or to have Notes registered in their names, and will not be considered holders thereof under the Fiscal Agency Agreement. See "Certificated Notes". Subject to applicable law and the terms of the Fiscal Agency Agreement, the Issuer and the Registrar shall deem and treat registered holders of the Notes as the absolute owners thereof for all purposes whatsoever notwithstanding any notice to the contrary; and all payments to, or on the order of, the registered holders shall be valid and shall discharge the liability of the Issuer and the Registrar on the Notes to the extent of the sum or sums so paid.

The Notes will only be sold in denominations of NZ$5,000 or integral multiples of NZ$1,000 in excess thereof.

The Registrar will be responsible for (i) maintaining a record of the aggregate holdings of Notes, (ii) ensuring that payments of principal and interest in respect of the Notes received by the Registrar from the Issuer are duly credited to DTC; and (iii) transmitting to the Issuer any notices from beneficial owners of Notes. The Registrar will not impose any fees in respect of the Notes, other than reasonable fees for the replacement of lost, stolen, mutilated or destroyed Notes. However, beneficial owners of Notes may incur fees payable in respect of the maintenance and operation of the book-entry accounts in which such Notes are held with the clearing systems.

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Interest

The Notes will bear interest from November 9, 2005 at a rate of 6.75% per annum, payable in two equal semi-annual installments, in arrears on May 9 and November 9. Interest on the Notes will cease to accrue on the date fixed for redemption or repayment unless, upon due presentation of the Notes, payment of principal is improperly withheld or refused.

Whenever it is necessary to compute any amount of interest in respect of the Notes, other than with respect to regular semi-annual payments, such interest shall be computed on the basis of Actual/Actual (ISMA). Actual/Actual (ISMA) refers to Actual/Actual as set forth in Rule 251 of the statutes, by-laws, rules and recommendations of the International Securities Market Association (ISMA) as published in April 1999 and as applied to straight and convertible notes issued after December 31, 1998. The rate of interest specified in the Notes is a nominal rate and all interest payments and computations are to be made without allowances or deductions for deemed reinvestment.

Payments

Principal of, and interest and Additional Amounts (as defined below under "Payment of Additional Amounts"), if any, on, the Notes are payable by the Issuer to the person registered at the close of business on the relevant record date in the register held by the Registrar. With respect to Notes held by Cede & Co. for DTC participants, Euroclear and Clearstream, Luxembourg, payment will be made to beneficial owners in accordance with customary procedures established from time to time by DTC, Euroclear and Clearstream, Luxembourg. The Registrar will act as the Issuer's paying agent for the Notes pursuant to the Fiscal Agency Agreement.

Principal of, and interest and Additional Amounts, if any, on, the Notes are payable by the Issuer in New Zealand dollars. However, any holder shall receive payments of principal and interest in respect of the Notes in U.S. dollars, unless that holder elects to receive payments in New Zealand dollars in accordance with the procedures set out below. To the extent that holders shall not have made such election in respect of any payment of principal or interest, the aggregate amount designated for all such holders in respect of such payment (the "NZD conversion amount") shall be converted by the Registrar into U.S. dollars and paid by wire transfer of same-day funds to the registered holder of the global certificates for payment through DTC's settlement system to the relevant DTC participants. All costs of any such conversion shall be deducted from those payments. Any such conversion shall be based on the bid quotation of the Registrar, at or prior to 11:00 a.m., New York City time, on the second conversion business day preceding the relevant payment date, for the purchase by the Registrar of the NZD conversion amount with U.S. dollars for settlement on that payment date. Conversion business day means a day which is a New York business day, a Wellington business day and a London business day, each as defined below. If such bid quotation is not available, the Registrar shall obtain a bid quotation from a leading foreign exchange bank in New York City selected by the Registrar for that purpose. If no bid quotation from a leading foreign exchange bank is available, payment of the NZD conversion amount will be made in New Zealand dollars to the account or accounts specified by DTC to the Registrar. Until such account or accounts are so specified, the funds still held by the Registrar shall bear interest at the rate of interest quoted by the Registrar for deposits with it on an overnight basis, to the extent that the Registrar is reasonably able to reinvest such funds.

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Any holder may elect to receive payment of principal and interest with respect to the Notes in New Zealand dollars by causing DTC, through the relevant DTC participant, to notify the Registrar by the time specified below of (i) that holder's election to receive all or a portion of such payment in New Zealand dollars and (ii) wire transfer instructions to a New Zealand dollar account. Such election in respect of any payment shall be made by the holder at the time and in the manner required by the DTC procedures applicable from time to time and shall, in accordance with those procedures, be irrevocable. DTC's notification of such election, wire transfer instructions and of the amount payable in New Zealand dollars pursuant to this paragraph must be received by the Registrar prior to 5:00 p.m., New York City time, on the sixth New York business day (as defined below) following the relevant record date in the case of interest and prior to 5:00 p.m., New York City time, on the eighth New York business day prior to the payment date for the payment of principal. Any payments under this paragraph in New Zealand dollars shall be made by wire transfer of same-day funds to New Zealand dollar accounts designated by DTC.

If any due date for payment of principal or interest in New Zealand dollars in respect of any Note to the registered holder of the global certificates is not a Wellington business day, such payment will not be made until the next following Wellington business day, and no further interest shall be paid in respect of the delay in such payment. If any due date for payment of principal or interest in U.S. dollars in respect of any Note to the registered holder of the global certificates is not a Wellington business day or not a New York business day, such payment shall not be made until the next day which is both a Wellington business day and a New York business day, and no further interest shall be paid in respect of the delay in such payment. "New York business day" means any day on which banking institutions in New York City are not obligated and not authorized to close. "Wellington business day" means any day (other than a Saturday or Sunday) on which credit institutions are open for business in Wellington, New Zealand. "London business day" means any day (other than a Saturday or Sunday) on which credit institutions are open for business in London, England.

For the purposes of the terms and conditions of the Notes, "payment date" means the day on which the payment is actually to be made, where applicable as adjusted in accordance with the preceding paragraph, and "due date" means the payment date provided for herein, without taking account of any such adjustment.

Record Date

The record date for purposes of payments of principal and interest and Additional Amounts, if any, on the Notes will be as of 5:00 p.m., New York City time, on the fourteenth calendar day preceding the maturity date or any interest payment date, as applicable. Ownership positions within each clearing system will be determined in accordance with the normal conventions observed by such system.

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Payment of Additional Amounts

The principal of, and interest on, the Notes will be paid to any holder, who as to Canada or any province, political subdivision or taxing authority therein or thereof is a non-resident, without deduction for or on account of any present taxes or duties of whatsoever nature, imposed or levied by or within Canada, or any province, political subdivision or taxing authority therein or thereof. If as a result of any change in, or amendment to, or in the official application of, the laws of Canada or the regulations of any taxing authority therein or thereof or any change in, or in the official application of, or execution of, or amendment to, any treaty or treaties affecting taxation to which Canada is a party, the Issuer shall be required to withhold any taxes or duties from any payments due respectively under the Notes, the Issuer will pay such additional amounts (the "Additional Amounts") as may be necessary in order that every net payment of the principal of, and interest on, the Notes to any such holder will be not less than the amount provided for in the Notes. The Issuer shall not, however, be obliged to pay such Additional Amounts on account of any such taxes or duties to which any holder is subject otherwise than by reason of his ownership of Notes or the receipt of income therefrom or which become payable as a result of any Note being presented for payment on a date more than ten days after the date on which the same becomes due and payable, or the date on which payment thereof is duly provided for, whichever is later. In addition, the Issuer also shall not be obligated to pay any Additional Amounts where such withholding or deduction is imposed on a payment to an individual and is required to be made pursuant to European Union Directive 2003/48/EC or any Directive implementing the agreement of the ECOFIN Council meeting of June 3, 2003 regarding the taxation of savings income or any law implementing or complying with, or introduced in order to conform to, such Directive or presented for payment by or on behalf of a holder who would have been able to avoid such withholding or deduction by presenting the relevant Note to another paying agent in a Member State of the EU.

Maturity, Redemption and Purchases

Unless previously redeemed for tax reasons as provided below, or purchased, the principal amount of the Notes shall be due and payable on November 9, 2015.

If as a result of any change in, or amendment to, or in the official application of, the laws of Canada or the regulations of any taxing authority therein or thereof (other than Québec) or any change in, or in the official application of, or execution of, or amendment to, any treaty or treaties affecting taxation to which Canada is a party, which change or amendment shall have become effective after November 1, 2005, it is determined by the Issuer that it would be required at, or at any time prior to, maturity of the Notes to pay Additional Amounts as described under "Payment of Additional Amounts", the Notes may be redeemed in whole but not in part at the option of the Issuer on not less than 30 days' nor more than 45 days' published notice in accordance with "Notices" below, at the principal amount thereof together with accrued interest.

The Issuer may, if not in default under the Notes, purchase Notes at any time, in any manner and at any price. If purchases are made by tender, tenders must be available to all holders of Notes alike.

4

Transfers

Transfers between participants within Euroclear and Clearstream, Luxembourg, and between Euroclear and Clearstream, Luxembourg participants, will be effected in accordance with procedures established for this purpose from time to time by Euroclear and Clearstream, Luxembourg. Notes may be transferred between DTC participants in accordance with procedures established for this purpose from time to time by DTC.

Certificated Notes

Notes represented by a Global Note are exchangeable for Notes represented by fully registered physical certificates ("Certificated Notes") of like tenor and of an equal aggregate principal amount as the Global Notes in denominations of NZ$5,000 and integral multiples of NZ$1,000 in excess thereof (i) if DTC notifies the Issuer that it is unwilling or unable to continue as depository in connection with the Global Notes or ceases to be a clearing agency registered under the United States Securities Exchange Act of 1934, as amended, at a time when it is required to be and a successor depository is not appointed by the Issuer within 90 days after receiving such notice or becoming aware that DTC is no longer so registered; (ii) if the Issuer, in its sole discretion at any time, determines not to have any of the Notes represented by the Global Notes; or (iii) upon request by DTC to the Registrar, acting on direct or indirect instructions of a holder or any beneficial owner of an interest in a Global Note, after an event of default entitling the holder to accelerate the stated maturity of the Global Note has occurred and is continuing, or, if DTC does not promptly make that request, then any beneficial owner of an interest in such Global Note shall be entitled to make such request to the Registrar with respect to such interest. The Issuer shall bear the costs and expenses of printing or preparing any Certificated Notes.

Upon any such issuance pursuant to the preceding paragraph of Certificated Notes in exchange for all the Notes represented by the Global Notes, (i) the Issuer shall promptly make available to the Registrar a reasonable supply of Certificated Notes, (ii) DTC shall cause the Global Notes to be delivered to the Registrar and provide the Registrar with the necessary registration information for such Certificated Notes, (iii) the Registrar shall authenticate and deliver such Certificated Notes in an aggregate principal amount equal to the principal amount of the Global Notes to be exchanged for such Certificated Notes, (iv) the Registrar shall cancel the Global Notes and, in the case of a partial exchange, issue and deliver to or to the order of DTC new Global Notes equal to the unexchanged portion of any such Global Notes partially exchanged for Certificated Notes and (v) the Registrar shall reduce accordingly the holdings of Cede & Co. on the register held by the Registrar. The Registrar shall have at least 30 days from the date of its receipt of Certificated Notes and registration information to authenticate and deliver such Certificated Notes. Such Certificated Notes shall be registered in such names and in such denominations as DTC, pursuant to instructions from direct or indirect participants, shall direct and shall be delivered as directed by the persons in whose names such Certificated Notes are to be registered. All Notes represented by Certificated Notes issued upon any such issuance in exchange for the Notes represented by the Global Notes shall be a valid obligation of the Issuer, shall be entitled to the same benefits under this Agreement as the Global Notes and shall be so exchanged without charge to DTC or the transferee.

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The Issuer expressly acknowledges that if Certificated Notes are not promptly issued to the owners of beneficial interests in a Global Note as described above, then an owner of a beneficial interest will be entitled to pursue any remedy under the Fiscal Agency Agreement, the Global Note or applicable law with respect to the portion of the Global Note representing that owner's interest in the Global Note as if Certificated Notes had been issued.

Modification

The Fiscal Agency Agreement and the Notes may be amended by the Issuer and the Registrar without notice to, or the consent of, the holder of any Note, for the purpose of (i) curing any ambiguity, (ii) curing, correcting or supplementing any defective provisions contained therein, or (iii) effecting the issue of further notes as described below under "Further Issues", or in any other manner which the Issuer and the Registrar acting on the advice of counsel may deem necessary or desirable and which will not be inconsistent with the Fiscal Agency Agreement or the Notes and which, in the reasonable opinion of the Issuer and the Registrar, will not adversely affect the interests of the holders of Notes.

The Fiscal Agency Agreement will contain provisions for convening meetings of registered holders of Notes to modify or amend by Extraordinary Resolution (as defined below), the Fiscal Agency Agreement (except as provided in the immediately preceding paragraph) and the Notes (including the terms and conditions thereof) or waive future compliance therewith or past default thereon by Québec. An Extraordinary Resolution duly passed at any such meeting shall be binding on all holders of Notes, whether present or not; provided, however, that no such modification or amendment to the Fiscal Agency Agreement or to the terms and conditions of the Notes may, without the consent of the holder of each such Note affected thereby: (a) change the stated maturity or interest payment date(s) of any such Note; (b) reduce the principal amount of or rate of interest on any such Note; (c) change the currency of payment of any such Note; (d) impair the right to institute suit for the enforcement of any payment on or with respect to such Note; (e) reduce the percentage of the holders of Notes necessary to modify or amend the Fiscal Agency Agreement or the terms and conditions of the Notes or reduce the percentage of votes required for the taking of action or the quorum required at any meeting of holders of Notes; or (f) reduce the percentage of outstanding Notes necessary to waive any future compliance or past default.

The term "Extraordinary Resolution" is defined in the Fiscal Agency Agreement as a resolution passed at a meeting of holders of Notes by the affirmative vote of the holders of not less than 66 2/3% of the principal amount of Notes represented at the meeting in person or by proxy or as an instrument in writing signed by the holders of not less than 66 2/3% in principal amount of the outstanding Notes. The quorum at any such meeting for passing an Extraordinary Resolution will be two or more persons holding or representing at least a majority in principal amount of the Notes at the time outstanding, or at any adjourned meeting called by the Issuer or the Registrar, two or more persons being or representing holders of Notes whatever the principal amount of the Notes so held or represented.

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Governing Law

The Fiscal Agency Agreement and the Notes shall be construed in accordance with, and governed by, the laws of Québec and the laws of Canada applicable therein.

The Issuer will irrevocably consent to the fullest extent permitted by law to the giving of any relief (including, without limitation, the making, enforcement or execution against any property of any order or judgment) made or given in connection with any proceedings arising out of, or in connection with, the Fiscal Agency Agreement and the Notes.

Events of Default

In the event that (a) the Issuer shall default in the payment of the principal of, interest or Additional Amounts, if any, on the Notes, as the same shall become due and payable, and such default shall continue for a period of 45 days or (b) default shall be made in the due performance or observance by the Issuer of any covenant or agreement contained in the Notes, other than the payment of principal, interest or Additional Amounts, or the Fiscal Agency Agreement and such default shall continue for a period of 60 days or (c) the Issuer shall default in the payment of any principal of, interest or additional amounts, if any, on, any indebtedness (direct or under a guarantee) for borrowed money, other than the Notes, as the same shall become due and payable, and such default shall continue for a period of 45 days, provided that the foregoing shall not be taken into account so long as the aggregate principal amount of all such indebtedness (direct or under a guarantee) for borrowed money with respect to which the foregoing has occurred does not exceed U.S.$50,000,000 (or its equivalent in other currencies), then at any time thereafter and during continuance of such default the registered holder of any Note (or its proxy) may deliver or cause to be delivered to the Issuer at Ministère des Finances, c/o Direction des services post-marchés, 8, rue Cook, Québec, Québec, Canada G1R 5P4, a written notice that such registered holder elects to declare the principal amount of the Notes held by him (the serial number or numbers of the note or notes representing such Notes and the principal amount of the Notes owned by him and the subject of such declaration being set forth in such notice) to be due and payable and, in the cases falling within either (a) or (c) above, on the 15th day after delivery of such notice, or, in the cases falling within (b) above, on the 30th day after delivery of such notice, the principal of the Notes referred to in such notice plus accrued interest thereon shall become due and payable, unless prior to that time all such defaults theretofore existing shall have been cured.

Notices

All notices to the holders of Notes will be published in English in London, England in the Financial Times, in New York, New York in The Wall Street Journal, in Toronto, Ontario in The Globe & Mail and in French in Montréal, Québec in La Presse. If at any time publication in any such newspaper is not practicable, notices will be valid if published in an English language newspaper, or, if in Québec, a French language newspaper, with general circulation in the respective market regions as Québec, with the approval of the Registrar, shall determine. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made.

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Further Issue

The Issuer shall be at liberty from time to time without the consent of the holders of the Notes to create and issue further notes ranking equally in all respects (or in all respects save for the first payment of interest thereon) and such further notes shall be consolidated and form a single series with the outstanding Notes. Any further notes forming a single series with the outstanding Notes shall be issued with the benefit of, and subject to, an agreement supplemental to the Fiscal Agency Agreement.

Prescription

If any money that the Issuer pays to the Registrar for the payment of principal of or interest on the Notes is not claimed at the end of two years after the principal or interest was due and payable, then the Registrar will repay the money to the Issuer on the Issuer's written request. After any such repayment, the Registrar will not be liable with respect to those payments. However, the Issuer's obligations to pay the principal of and interest on the Notes as they become due will not be affected by the repayment.

Under current Québec law, any payment of principal of or interest on the Notes will become void unless claimed within a period of three years from the date on which such principal or interest was due and payable. If any money that the Issuer pays to the Registrar for the payment of principal of or interest on the Notes is not claimed when such payment becomes void, then the Registrar will repay the money to the Issuer. After any such repayment, neither the Registrar nor the Issuer will be liable with respect to those payments.

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QuickLinks

FISCAL AGENCY AGREEMENT
SCHEDULE A FORM OF GLOBAL NOTE
SCHEDULE B TERMS AND CONDITIONS OF THE NOTES